 Contact:    Marissa Vidaurri
 Head of Investor Relations
 (512) 683-5215

NI Reports Third Quarter Results
Revenue of $308 million, above midpoint of guidance

Q3 2020 Summary
•	GAAP Revenue of $308 million, down 9 percent year over year
~~•~~	Fully diluted GAAP EPS of $(0.04) and fully diluted non-GAAP EPS of $0.23
~~•~~	EBITDA of $19 million for the third quarter
•	Cash and short-term investments of $290 million as of September 30, 2020

First Three Quarters of 2020 Summary
•	GAAP Revenue of $919 million, down 7 percent year over year
•	Fully diluted GAAP EPS of $1.06 and fully diluted non-GAAP EPS of $0.74
~~•~~	EBITDA of $242 million for the first nine months of 2020

AUSTIN, Texas - Oct. 29, 2020 - National Instruments (Nasdaq: NATI) today announced Q3 2020 revenue of $308 million, down 9 percent year over year, and up 2 percent sequentially.

In Q3 2020 the value of the company's orders was down 7 percent year over year; orders over $20,000 were down 4 percent year over year; and orders under $20,000 were down 11 percent year over year. For Q3, year over year orders in the Americas region were relatively flat, in EMEA orders were down 16 percent, and in APAC orders were down 7 percent during the quarter.

Before the second quarter of 2020 we included order value and net sales attributable to our operations in India within the EMEA region. In the second quarter of 2020, we began including these amounts within the APAC geographic region, to reflect recent changes within our organizational structure.

Geographic revenue in U.S. dollar terms for Q3 2020 compared with Q3 2019 was down 11 percent in the Americas, down 5 percent in APAC and down 12 percent in EMEA. Excluding the impact of foreign currency exchange, revenue was down 11 percent in the Americas, down 3 percent in APAC and down 13 percent in EMEA. Historical revenue from these three regions can be found on NI’s investor website at www.ni.com/nati.

In Q3, GAAP gross margin was 70 percent and non-GAAP gross margin was 74 percent. Total GAAP operating expenses were $218 million, up 1 percent year over year. Total non-GAAP operating expenses were down 3 percent year over year at $189 million. GAAP operating loss was $(2) million with non-GAAP operating income of $40 million. GAAP net loss for Q3 was $(5) million and non-GAAP net income was $30 million, with GAAP fully diluted EPS  of ($0.04) and non-GAAP fully diluted EPS of $0.23, above the midpoint of our guidance. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $19 million for Q3.

For the first nine months of 2020, GAAP revenue was $919 million, down 7 percent year over year, the value of the company's total orders was down 6 percent year over year, with GAAP net income of $139 million, up 34% year over year, and GAAP fully diluted EPS of $1.06.

“We have and will continue to take a broad range of actions to ignite growth. Building on our unique software position, we believe we have the opportunity to once again modernize and disrupt our industry.” said Eric Starkloff, NI CEO. “We remain focused on execution in the areas of our business that can drive our growth even within the constraints of an overall weaker spending environment. The actions we are taking, on both reductions and investments, are focused on achieving long-term growth.”

“We delivered third quarter revenue above the midpoint of guidance despite the current economic environment. While we have seen positive signs in our business, we remain cautious to the uncertainty that lies ahead,” said Karen Rapp, NI CFO. “We remain committed to the execution of our growth and profitability strategy in pursuit of our long-term financial targets. We believe our strong balance sheet and cash position provide us the capability to keep our capital allocation priorities unchanged as we stay committed to shareholder value."

As of September 30, 2020, NI had $290 million in cash and short-term investments. During the third quarter, NI paid $34 million in dividends and repurchased 446,502 shares of our common stock at an average price of $34.86 per share. The NI Board of Directors approved a quarterly dividend of $0.26 per share payable on December 7, 2020, to stockholders of record on November 16, 2020.
The company’s non-GAAP results exclude, as applicable, the impact of purchase accounting fair value adjustments, stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held for sale, gain on sale of businesses, and capitalization and amortization of internally developed software costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

Guidance

NI currently expects Q4 GAAP revenue to be in the range of $333 million to $363 million and Q4 non-GAAP revenue, which adjusts for the impact of purchase price accounting related to OptimalPlus, to be in the range of $335 million to $365 million. The company currently expects that GAAP fully diluted EPS will be in the range of $(0.04) to $0.10 for Q4, with non-GAAP fully diluted EPS expected to be in the range of $0.32 to $0.46. Included in our EPS guidance is a restructuring charge of $0.13 which relates to a reduction in our global workforce of approximately 9%.

Conference Call Information

Interested parties can listen to the Q3 2020 earnings conference call with NI management today, October 29, at 4:00 p.m. CT at ni.com/call or by dialing 855-212-2361 and entering confirmation code 7456239  ten minutes prior to the call start time. Replay information is available by calling (855) 859-2056 and entering confirmation code 7456239 , shortly after the call through November 1 at 10:00 p.m. CT or by visiting the company’s website at ni.com/call.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its revenue, gross profit, gross margin, operating expenses, operating income, operating margin, provision for income taxes, net income and fully diluted EPS for the three and nine months ended September 30, 2020 and 2019, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP revenue and non-GAAP fully diluted EPS.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider purchase accounting fair value adjustments, stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held for sale, gain on sale of businesses, and capitalization and amortization of internally developed software costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release discloses the company’s EBITDA for the three and nine months ended September 30, 2020 and 2019. The company believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release.

Forward-Looking Statements

This release contains “forward-looking statements” including statements regarding we have and will continue to take a broad range of actions to ignite growth; building on our unique software position, we believe we have the opportunity to once again modernize and disrupt our industry; we remain focused on execution in the areas of our business that can drive our growth even within the constraints of an overall weaker spending environment; the actions we are taking, on both reductions and investments, are focused on achieving  long-term growth; while we have seen positive signs in our business,we remain cautious to the uncertainty that lies ahead; we remain committed to the execution of our growth and profitability strategy in pursuit of our long-term financial targets; we believe our strong balance sheet and cash position provide us the capability to keep our capital allocation priorities unchanged as we stay committed to shareholder value; expecting Q4 GAAP revenue to be in the range of $333 million to $363 million, expecting Q4 non-GAAP revenue, which adjusts for the impact of purchase accounting fair value adjustments related to OptimalPlus, to be in the range of $335 million to $365 million, and expecting that GAAP fully diluted EPS will be in the range of $(0.04) to $0.10 for Q4, with non-GAAP fully diluted EPS expected to be in the range of $0.32 to $0.46; and included in our EPS guidance is a restructuring charge of $0.13 which relates to a reduction in our global workforce of approximately 9%. These statements are subject to a number of risks and uncertainties, including risks and uncertainties related to the COVID-19 virus and further economic and market disruptions resulting from COVID-19; further adverse changes or fluctuations in the global economy; further adverse fluctuations in our industry; foreign exchange fluctuations; changes in the current global trade regulatory environment; fluctuations in customer demands and markets; fluctuations in demand for NI products including orders from NI’s large customers; component shortages; delays in the release of new products; NI’s ability to effectively manage its operating expenses; manufacturing inefficiencies and the level of capacity utilization; the impact of any recent or future acquisitions or divestitures by NI (including the ability to successfully operate or integrate the acquired company’s business into NI, the ability to retain and integrate the acquired company’s employees into NI, and the ability to realize the expected benefits of the acquisition); NI’s ability to achieve the benefits of employee restructuring plans and possible changes in the size and timing of the related charges; expense overruns; and adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results. The company directs readers to its Form 10-K for the year ended Dec. 31, 2019, its Form 10-Q for the quarter ended June 30, 2020 and the other documents it files with the SEC for other risks associated with the company’s future performance. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements.

All information in this release is as of the date above. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

About NI
At NI, we bring together the people, ideas and technology so forward thinkers and creative problem solvers can take on humanity’s biggest challenges. From data and automation to research and validation, we provide the tailored, software-connected systems engineers and enterprises need to Engineer Ambitiously™ every day. (NATI-F)]

LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	September 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$197,319	$194,616
Short-term investments	92,853	237,983
Accounts receivable, net	214,620	248,872
Inventories, net	209,558	200,410
Prepaid expenses and other current assets	72,956	65,477
Total current assets	787,306	947,358

Property and equipment, net	253,073	243,717
Goodwill	487,101	262,242
Intangible assets, net	183,067	84,083
Operating lease right-of-use assets	69,395	70,407
Other long-term assets	63,930	44,082
Total assets	$1,843,872	$1,651,889

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$48,886	$52,192
Accrued compensation	53,496	47,732
Deferred revenue - current	116,871	131,445
Operating lease liabilities - current	16,177	13,431
Other taxes payable	41,604	40,607
Debt, current	3,500	—
Other current liabilities	50,259	20,716
Total current liabilities	330,793	306,123

Deferred income taxes	41,514	14,065
Liability for uncertain tax positions	6,867	6,652
Income tax payable - non-current	61,628	69,151
Deferred revenue - non-current	34,210	33,480
Operating lease liabilities - non-current	37,767	40,650
Debt, noncurrent	84,289	—
Other long-term liabilities	7,606	5,418
Total liabilities	$604,674	$475,539

Stockholders' equity:
Common stock	1,312	1,305
Additional paid-in capital	1,012,656	953,578
Retained earnings	247,970	242,537
Accumulated other comprehensive loss	(22,740)	(21,070)
Total stockholders' equity	1,239,198	1,176,350
Total liabilities and stockholders' equity	$1,843,872	$1,651,889

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Net sales:
Product	$269,651	$305,247	$809,890	$882,747
Software maintenance	38,473	35,195	108,944	103,000
Total net sales	308,124	340,442	918,834	985,747

Cost of sales:
Product	88,370	84,127	254,236	240,056
Software maintenance	3,893	1,788	7,689	5,700
Total cost of sales	92,263	85,915	261,925	245,756

Gross profit	215,861	254,527	656,909	739,991
	70.1%	74.8%	71.5%	75.1%
Operating expenses:
Sales and marketing	109,774	113,922	330,939	352,340
Research and development	70,802	66,558	206,648	200,981
General and administrative	37,431	35,711	92,980	92,639
Total operating expenses	218,007	216,191	630,567	645,960
Gain on sale of business/assets	—	26,842	159,753	26,842
Operating income	(2,146)	65,178	186,095	120,873
Other (expense) income:	(2,001)	2,249	(2,584)	5,379
Income before income taxes	(4,147)	67,427	183,511	126,252
Provision for income taxes	475	15,783	44,588	22,697
Net (loss) income	$(4,622)	$51,644	$138,923	$103,555

Basic (loss) earnings per share	$(0.04)	$0.39	$1.06	$0.79
Diluted (loss) earnings per share	$(0.04)	$0.39	$1.06	$0.78

Weighted average shares outstanding -
Basic	131,419	131,385	131,017	131,896
Diluted	131,419	131,889	131,671	132,890

Dividends declared per share	$0.26	$0.25	$0.78	$0.75

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Nine Months Ended September 30,
	2020	2019

Cash flow from operating activities:
Net income	$138,923	$103,555
Adjustments to reconcile net income to net cash provided by operating activities:
Disposal gains on sale of business/asset	(159,753)	(26,842)
Depreciation and amortization	61,228	54,546
Stock-based compensation	42,556	38,054
Deferred income taxes	(932)	(1,461)
Net change in operating assets and liabilities	26,762	(18,507)
Net cash provided by operating activities	108,784	149,345

Cash flow from investing activities:
Acquisitions, net of cash received	(334,981)	—
Capital expenditures	(36,573)	(47,183)
Proceeds from sale of business/assets, net of cash divested	160,266	32,492
Capitalization of internally developed software	(2,806)	(7,179)
Additions to other intangibles	(1,045)	(1,132)
Acquisitions of equity-method investments	(7,502)	(13,670)
Purchases of short-term investments	(206,330)	(141,074)
Sales and maturities of short-term investments	351,597	204,046
Net cash (used in) provided by investing activities	(77,374)	26,300

Cash flow from financing activities:
Proceeds from revolving loan facility	20,000	—
Proceeds from term loan	70,000	—
Payments on term loan	(875)	—
Debt issuance costs	(1,480)	—
Proceeds from issuance of common stock	24,971	25,823
Repurchase of common stock	(39,244)	(137,171)
Dividends paid	(102,396)	(99,083)
Net cash used in financing activities	(29,024)	(210,431)

Impact of changes in exchange rates on cash	317	(1,827)

Net change in cash and cash equivalents	2,703	(36,613)
Cash and cash equivalents at beginning of period	194,616	259,386
Cash and cash equivalents at end of period	$197,319	$222,773

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles and fair value adjustments, acquisition-related transaction and integration costs, capitalization and amortization of internally developed software costs, restructuring charges, gains on sale of business/assets, and other that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2020	2019	2020	2019
Stock-based compensation
Cost of sales	$1,051	$904	$2,787	$2,587
Sales and marketing	5,184	5,231	16,826	14,745
Research and development	4,692	4,099	12,640	12,029
General and administrative	4,293	3,158	10,301	8,693
Provision for income taxes	(3,854)	(2,128)	(8,260)	(7,904)
Total	$11,366	$11,264	$34,294	$30,150

Amortization of acquisition-related intangibles and fair value adjustments
Net sales	$1,299	—	1,299	$—
Cost of sales	4,198	$833	$5,579	2,525
Sales and marketing	2,334	492	3,300	1,485
Research and development	28	28	84	84
Other expense (income)	121	124	363	285
Provision for income taxes	(1,658)	(190)	(1,948)	(576)
Total	$6,322	$1,287	$8,677	$3,803

Acquisition transaction and integration costs, restructuring charges, and other(1)(2)(3)
Cost of sales	$(13)	$—	$7	$—
Sales and marketing	1,158	2,993	8,771	8,290
Research and development	374	244	5,190	899
General and administrative(1)(3)	10,210	7,998	12,595	9,525
Gain on sale of business/assets(1)(2)	—	(26,842)	(159,753)	(26,842)
Other expense (income)	270	—	397	—
Provision for income taxes	(712)	3,090	33,965	1,240
Total	$11,287	$(12,517)	$(98,828)	$(6,888)
(1): During the third quarter of 2019, the company recognized a gain of $27 million related to the sale of an office building, presented within "Gain on sale of business/assets". The company also recognized a charitable contribution expense of $7 million related to an infrequent donation using a portion of the proceeds from the sale of the building, presented within "General and administrative".

(2): During the first quarter of 2020, the company recognized a gain of $160 million related to the divestiture of AWR, presented within "Gain on sale of business/assets".
(3): During the third quarter of 2020, we recognized $5 million of compensation expense related to the replacement of unvested options acquired from OptimalPlus. These amounts were accounted for as post-combination expense and will be recognized over the required service period.

Capitalization and amortization of internally developed software costs
Cost of sales	$6,769	$6,954	$20,995	$20,073
Research and development	302	(2,682)	(2,794)	(7,179)
Provision for income taxes	(1,485)	(897)	(3,822)	(2,708)
Total	$5,586	$3,375	$14,379	$10,186

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Reconciliation of Net sales to Non-GAAP Net sales
Net sales, as reported	$308,124	340,442	918,834	$985,747
plus: Impact of purchase accounting fair value adjustments	1,299	—	1,299	—
Non-GAAP net sales	$309,423	340,442	920,133	$985,747

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$215,861	$254,527	$656,909	$739,991
Stock-based compensation	1,051	904	2,787	2,587
Amortization of acquisition-related intangibles and fair value adjustments	5,497	833	6,878	2,525
Acquisition transaction and integration costs, restructuring charges and other	(13)	—	7	—
Amortization of internally developed software costs	6,769	6,954	20,995	20,073
Non-GAAP gross profit	$229,165	$263,218	$687,576	$765,176
Non-GAAP gross margin	74.1%	77.3%	74.7%	77.6%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$218,007	$216,191	$630,567	$645,960
Stock-based compensation	(14,169)	(12,488)	(39,767)	(35,467)
Amortization of acquisition-related intangibles and fair value adjustments	(2,362)	(520)	(3,384)	(1,569)
Acquisition transaction and integration costs, restructuring charges and other	(11,742)	(11,235)	(26,556)	(18,714)
Capitalization of internally developed software costs	(302)	2,682	2,794	7,179
Non-GAAP operating expenses	$189,432	$194,630	$563,654	$597,389

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$(2,146)	$65,178	$186,095	$120,873
Stock-based compensation	15,220	13,392	42,554	38,054
Amortization of acquisition-related intangibles and fair value adjustments	7,859	1,353	10,262	4,094
Acquisition transaction and integration costs, restructuring charges and other	11,729	11,235	26,563	18,714
Net amortization of internally developed software costs	7,071	4,272	18,201	12,894
Gain on sale of business/assets	—	(26,842)	(159,753)	(26,842)
Non-GAAP operating income	$39,733	$68,588	$123,922	$167,787
Non-GAAP operating margin	12.8%	20.1%	13.5%	17.0%

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes(1)
Provision for income taxes, as reported	$475	$15,783	$44,588	$22,697
Stock-based compensation	3,854	2,128	8,260	7,904
Amortization of acquisition-related intangibles and fair value adjustments	1,658	190	1,948	576
Acquisition transaction and integration costs, restructuring charges and other	712	2,587	2,794	4,437
Net amortization of internally developed software costs	1,485	897	3,822	2,708
Gain on sale of business/assets	—	(5,677)	(36,759)	(5,677)
Tax reform charge	—	(2,774)	—	(2,774)
Non-GAAP provision for income taxes(1)	$8,184	$13,134	$24,653	$29,871
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Reconciliation of GAAP Net (Loss) Income and Diluted EPS to Non-GAAP Net Income, Non-GAAP Diluted EPS, and EBITDA
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Net (loss) income, as reported	$(4,622)	$51,644	$138,923	$103,555
Adjustments to reconcile net (loss) income to non-GAAP net income:
Stock-based compensation	15,220	13,392	42,554	38,054
Amortization of acquisition-related intangibles and fair value adjustments	7,980	1,477	10,625	4,379
Acquisition transaction and integration costs, restructuring charges and other	11,999	11,235	26,960	18,714
Net amortization of internally developed software costs	7,071	4,272	18,201	12,894
Gain on sale of business/assets	—	(26,842)	(159,753)	(26,842)
Income tax effects and adjustments(1)	(7,709)	2,649	19,935	(7,174)
Non-GAAP net income	$29,939	$57,827	$97,445	$143,580
Non-GAAP net margin	9.7%	17.0%	10.6%	14.6%

Diluted EPS, as reported	$(0.04)	$0.39	$1.06	$0.78
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Stock-based compensation	0.12	0.10	0.32	0.28
Amortization of acquisition-related intangibles and fair value adjustments	0.06	0.01	0.08	0.03
Acquisition transaction and integration costs, restructuring charges and other	0.10	0.09	0.20	0.14
Net amortization of internally developed software costs	0.05	0.03	0.14	0.10
Gain on sale of business/assets	—	(0.20)	(1.21)	(0.20)
Income tax effects and adjustments(1)	(0.06)	0.02	0.15	(0.05)
Non-GAAP diluted EPS	$0.23	$0.44	$0.74	$1.08
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Weighted average shares outstanding - Diluted	131,419	131,889	131,671	132,890

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income, as reported	$(4,622)	$51,644	$138,923	$103,555
Adjustments to reconcile net income to EBITDA:
Interest expense (income), net	560	(1,923)	(2,608)	(6,155)
Tax expense	475	15,783	44,588	22,697
Depreciation and amortization	22,887	18,562	61,228	54,546
EBITDA	$19,300	$84,066	$242,131	$174,643
Weighted average shares outstanding - Diluted	131,419	131,889	131,671	132,890

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS Guidance
(unaudited)
	Three Months Ended
	December 31, 2020

	Low	High
GAAP Diluted EPS, guidance	$(0.04)	$0.10
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Stock-based compensation	0.12	0.12
Amortization of acquisition-related intangibles and fair value adjustments	0.06	0.06
Acquisition transaction and integration costs, restructuring charges, and other	0.20	0.20
Net amortization of software development costs	0.04	0.04
Income tax effects and adjustments(1)	(0.06)	(0.06)
Non-GAAP Diluted EPS, guidance	$0.32	$0.46
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Reconciliation of GAAP Revenue to Non-GAAP Revenue, Guidance
(unaudited)
	Three Months Ended
	December 31,
	2020	2019	Percent Inc/(Dec)
	(midpoint)
GAAP Revenue, guidance	$348,000	$367,468	(5)%
plus: Impact of purchase accounting fair value adjustments	2,000	—
Non-GAAP Revenue, guidance	$350,000	$367,468	(5)%